UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Enterprise Financial Services Corp
(Exact name of registrant as specified in its charter)

Delaware	43-1706259
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

150 N. Meramec Avenue St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-237612

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of Enterprise Financial Services Corp, a Delaware corporation (the “Registrant”), each representing a 1/40th interest in a share of the Registrant’s 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share). The descriptions set forth under the captions “Description of the Series A Preferred Stock” and “Description of the Depositary Shares” in the prospectus supplement dated as of November 9, 2021, relating to the Depositary Shares, filed with the Securities and Exchange Commission on November 12, 2021 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3ASR (File No. 333-237612) of the Registrant, dated April 8, 2020, are each incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Registrant, (incorporated herein by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1 filed on December 16, 1996).
3.2	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-8 filed on July 1, 1999).
3.3	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the period ending September 30, 1999).
3.4	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant's Current Report on Form 8-K filed on April 30, 2002).
3.5	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Appendix A to Registrant's Proxy Statement on Form 14-A filed on November 20, 2008).
3.6	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ending June 30, 2014).
3.7	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.8 to Registrant’s Quarterly Report on Form 10-Q filed on July 26, 2019).
3.8	Certificate of Elimination of Certificate of Designations of Registrant for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated December 17, 2008 (incorporated herein by reference to Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on November 9, 2021).
3.9	Certificate of Designations of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2021).
3.10	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on June 12, 2015).
4.1	Deposit Agreement, dated November 17, 2021, among the Registrant, Computershare Inc. and Computershare Trust Company N.A., acting jointly as depositary, as depositary, and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2021).
4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 17, 2021	ENTERPRISE FINANCIAL SERVICES CORP

	By:	/s/ Troy R. Dumalo
Name: Troy R. Dumlao
Title: Senior Vice President and Chief Accounting Officer

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